DISTRIBUTION AGREEMENT


       This  Agreement  (the "Agreement")  is  entered  into
effective as of the 9th day of November, 2004, by and  among
Gavella   Corp.  ("Gavella")  and  Bartram  Holdings,   Inc.
("Bartram").

        Gavella and Bartram desire to enter into this Agreement to provide that upon the closing of Gavella's sale of 31,500,000 post-reverse shares of its common stock to Direct Capital Investments, Inc. in accordance with the terms and provisions of the Subscription Agreement between said parties dated the date hereof, pursuant to which transaction, inter alia, Gavella will then own approximately 20% of the outstanding common stock of, the Bartram Board of Directors shall be granted a one time option to cause Gavella to distribute all or a portion of the Bartram shares owned by Gavella as a dividend to Gavella's shareholders.

        NOW, THEREFORE, in consideration of the mutual promises and covenants herein, and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereby agree as follows:

1.  Distribution Option

                (a)   The  Bartram Board of Directors  shall
have a one time option to cause Gavella to distribute to the Gavella shareholders all or a portion of the Bartram common stock owned by Gavella at the time of such notice. Such distribution shall be in the form of a dividend (or such other method as determined by the Bartram Board of Directors, provided the Gavella Board of Directors agrees to such other method).

                (b)  Bartram  agrees  to  take  all  actions
required to ensure that the rights given to Bartram hereunder are effective and that it enjoys the benefits thereof, including but not limited to effecting the
requisite   filings  with  the  federal,  state  and   self-
regulatory organizations, distribution of the dividend through its transfer agent to the shareholders, obtaining the requisite legal opinions from its counsel and all other matters of similar nature necessary to effectuate the dividend.

                 (c)  Bartram agrees to promptly pay Gavella
in advance for all costs associated with the dividend.

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  2.  Notice of Exercise of Option.  Bartram shall have  the right to exercise the distribution option until midnight March 31, 2006. Once the distribution option is exercised Bartram agrees to diligently pursue the actions necessary to effectuate the distribution. It is understood between the parties that the amount of time that will be necessary to effectuate the distribution after the option notice, will be dependent upon obtaining approvals from and action by the various federal, state and self-regulatory agencies, a period in which may take a number of months.

 3. Notices. All notices, requests, consents, and demands shall be in writing and shall be deemed to have been sufficiently given if sent, postage prepaid, by registered or certified mail, return receipt requested, by express delivery or by personal delivery to Bartram at 215 W. Main
St. Maple Shade, NJ 08052 ; and to Gavella at 231 Norman
Avenue, Brooklyn, NY 11222.

  4. Specific Performance. The parties agree that their rights under this Agreement are unique and cannot be satisfied by the award of monetary damages. Accordingly, the parties shall, in addition to any other remedies available to them at law or in equity, have the right to enforce their rights hereunder by actions for specific performance to the extent permitted by law.

 5. Entire Agreement: Amendments and Waivers. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects herein. This Agreement may only be amended if agreed to in writing the parties.

6. Transferees and Assignment. This Agreement and the rights and obligations of the parties shall inure to the benefit of, and be binding upon, the successors and assigns of the parties.

 7. Governing Law. This Agreement shall be governed by and construed under the laws of the State of New Jersey without giving effect to its conflict of laws provisions.


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      IN WITNESS WHEREOF, the parties hereto have executed
this Agreement as of the date first set forth above.

Gavella Corp.                   Agreed to and Accepted
                                Direct Capital Investments, Ltd.


/s/ Harry Santoro                /s/ Micha Vigerhouse
By: Harry Santoro, President     By: Micha Vigerhouse



Bartram Holdings, Inc.


/s/ Harry Santoro
By: Harry Santoro, President

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